Exhibit 99.1

METAL SKY STAR ACQUISITION CORPORATION ANNOUNCES PRICING OF $100 MILLION INITIAL PUBLIC OFFERING

NEW YORK, March 31, 2022 – Metal Sky Star Acquisition Corporation, a Cayman Islands exempt company (NASDAQ: MSSAU) (the “Company”) announced today that it priced its initial public offering of 10,000,000 units at $10.00 per unit.

The Company’s units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “MSSAU” beginning Friday, April 1, 2022. Each unit consists of one ordinary share, par value $0.001 per share, one right to receive one-tenth (1/10) of an ordinary share and one redeemable warrant to acquire one ordinary share at an exercise price of $11.50 per share. The underlying securities of the units are not trading separately at this time. Once the securities comprising the units begin separate trading, the shares, rights, and warrants are expected to be listed on Nasdaq under the symbols “MSSA”, “MSSAR” and “MSSAW”, respectively.

Ladenburg Thalmann & Co. Inc. is acting as the sole bookrunner and the representative of the underwriters in the offering. The underwriters have been granted a 45-day option to purchase up to an additional 1,500,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on Tuesday, April 5, 2022 subject to customary closing conditions.

The Company’s sponsor, M-Star Management Corporation, a British Virgin Islands company, and/or its designees, has committed and agreed to purchase an aggregate of 300,000 units (or 330,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $3,000,000 (or $3,300,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of the initial public offering. Each private placement unit shall consist of one ordinary share, one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination and one private placement warrant exercisable to purchase one ordinary share at a price of $11.50 per share.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg Thalmann & Co., Inc. located 640 5th Ave., 4th Floor, New York, NY 10019 or at prospectus@ladenburg.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

A registration statement on Form S-1 relating to these securities (SEC Registration Number: 333-260251) was declared effective by the Securities and Exchange Commission on March 31, 2022. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metal Sky Star Acquisition Corporation

Metal Sky Star Acquisition Corporation is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contacts:

Man Chak Leung

Chief Executive Officer

132 West 31st Street, First Floor

New York, NY 10001

(332) 237-6141

Email: adrian@metalskystar.com

Source: Metal Sky Star Acquisition Corporation